Exhibit 10.1
PERFORMANCE-VESTING NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of <Grant Date> (the “Grant Date”), between Charter Communications, Inc., a Delaware corporation (the “Company”), and <Participant Name> (the “Optionee”).

Unless otherwise defined herein, terms defined in the Charter Communications, Inc. 2019 Stock Incentive Plan, as amended January 28, 2020 and as it may be further amended from time to time (the “Plan”), shall have the same defined meanings in this Performance-Vesting Nonqualified Stock Option Agreement (the “Agreement”).

The undersigned Optionee has been granted an Option to purchase Shares of Class A common stock of the Company (“Shares”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Vesting Schedule:	As provided in Section 4 of the Agreement.

Exercise Price per Share:	$<Grant Price>

Total Number of Shares under Option:	<Number of Awards Granted>

Exercise Expiration Date:	<Expiration Date>
(Such information as to exercise price, total number of options and exercise expiration date are also shown on the Optionee’s on-line grant account.)

Charter Communications, Inc.

Paul Marchand, Executive Vice President,
Chief Human Resources Officer

I, the undersigned, agree to this grant of an Option to purchase Shares of the Company, acknowledge that this grant is subject to the terms and conditions of the Plan and this Agreement, and have read and understand the terms and conditions set forth in Sections 1 through 26 of this Agreement. I further acknowledge receipt of the Plan and the prospectus for the Plan and consent to receive any and all communications, updates and amendments to the Plan or the prospectus, in the Company’s discretion, by electronic delivery through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Optionee

Performance-Vesting Stock Option Agreement

1.Grant of Option.

(a)The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of the Total Number of Shares under Option set forth above, subject to, and in accordance with, the terms and conditions set forth in this Agreement.

(b)The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(c)This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. For purposes of this Agreement, the term “Employment Agreement” means the employment agreement by and between the Optionee and the Company, in effect as of the date hereof, as it may be amended, restated or replaced following the Grant Date. For the avoidance of doubt, any references to sections of the Employment Agreement contained herein mean the version of the Employment Agreement as in effect on the date hereof or, if the Employment Agreement is amended, restated or replaced following the Grant Date, the corresponding successor provision thereof.

2.Purchase Price.

The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be the Exercise Price per Share set forth above.

3.Duration of Option.

The Option shall be exercisable to the extent and in the manner provided herein through the Exercise Expiration Date set forth above.

4.Vesting of Option.

(a)Normal Vesting. Unless otherwise provided under this Agreement (specifically including but not limited to Section 4(b) and Section 4(c)), the Option granted hereunder shall vest as follows, subject to the Optionee’s continued service with the Company or its Subsidiaries through the applicable vesting time stated below:

(i)Tranche I Performance Options: As to ________ of the Options (the “Tranche I Performance Options”), one-third shall be first eligible to vest and become exercisable on each of the third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Tranche I Performance Options on each of the third, fourth and fifth anniversaries of the Grant Date] [________ Tranche I Performance Options on each of the third and fourth anniversaries of the Grant Date and ________ Tranche I Performance Options on the fifth anniversary of the Grant Date]1) (such Options which have become so eligible, “Eligible Options,” and Options which have not become so eligible, “Non-Eligible Options”). Tranche I
1 First alternative if the number is divisible by three, second alternative if not.

Performance Options shall vest and become exercisable if and when the “Tranche I Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche I Performance Options first become Eligible Options, but not later than the sixth anniversary of the Grant Date (the “Vesting Eligibility Expiration Date”). By way of example, the second group of ________ Tranche I Performance Options shall vest and become exercisable if and when the Tranche I Measurement Standard is satisfied on or following the fourth anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

(ii) Tranche II Performance Options: As to _________ of the Options (the “Tranche II Performance Options”), one-third shall first become Eligible Options on each of the third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Tranche II Performance Options on each of the third, fourth and fifth anniversaries of the Grant Date] [_______ Tranche II Performance Options on each of the third and fourth anniversaries of the Grant Date and _______ Tranche II Performance Options on the fifth anniversary of the Grant Date]2). Tranche II Performance Options shall vest and become exercisable if and when the “Tranche II Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche II Performance Options first become Eligible Options, but not later than the Vesting Eligibility Expiration Date. By way of example, the third group of ________ Tranche II Performance Options shall vest and become exercisable if and when the Tranche II Measurement Standard is satisfied on or following the fifth anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

(iii)Tranche III Performance Options: As to ________ of the Options (the “Tranche III Performance Options”), one-third shall first become Eligible Options on each of the third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Tranche III Performance Options on each of the third, fourth and fifth anniversaries of the Grant Date] [_______ Tranche III Performance Options on each of the third and fourth anniversaries of the Grant Date and ________ Tranche III Performance Options on the fifth anniversary of the Grant Date]3). The Tranche III Performance Options shall vest and become exercisable if and when the “Tranche III Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche III Performance Options first become Eligible Options, but not later than the Vesting Eligibility Expiration Date. By way of example, the first group of ________ Tranche III Performance Options shall vest and become exercisable if and when the Tranche III Measurement Standard is satisfied on or following the third anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

(iv)Tranche IV Performance Options: As to _______ of the Options (the “Tranche IV Performance Options”), one-third shall first become Eligible Options on each of the third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Tranche IV Performance Options on each of the third, fourth and fifth anniversaries of the Grant Date] [_______ Tranche IV Performance Options on each of the third and fourth anniversaries of the Grant Date and ________ Tranche IV Performance Options on the fifth anniversary of the Grant Date]4). The Tranche IV Performance Options shall vest and become exercisable if and when the “Tranche IV Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche IV Performance Options first become
2 First alternative if the number is divisible by three, second alternative if not.
3 First alternative if the number is divisible by three, second alternative if not.
4 First alternative if the number is divisible by three, second alternative if not.

Eligible Options, but not later than the Vesting Eligibility Expiration Date. By way of example, the third group of _________ Tranche IV Performance Options shall vest and become exercisable if and when the Tranche IV Measurement Standard is satisfied on or following the fifth anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

(v)Tranche V Performance Options: As to ________ of the Options (the “Tranche V Performance Options”), one-third shall first become Eligible Options on each of third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Tranche V Performance Options on each of the third, fourth and fifth anniversaries of the Grant Date] [_______ Tranche V Performance Options on each of the third and fourth anniversaries of the Grant Date and _______ Tranche V Performance Options on the fifth anniversary of the Grant Date]5). The Tranche V Performance Options shall vest and become exercisable if and when the “Tranche V Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche V Performance Options first become Eligible Options, but not later than the Vesting Eligibility Expiration Date. By way of example, the second group of _________ Tranche V Performance Options shall vest and become exercisable if and when the Tranche V Measurement Standard is satisfied on or following the fourth anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

(vi)Tranche VI Performance Options: As to ________ of the Options (the “Tranche VI Performance Options”), one-third shall first become Eligible Options on each of third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Tranche VI Performance Options on each of the third, fourth and fifth anniversaries of the Grant Date] [_______ Tranche VI Performance Options on each of the third and fourth anniversaries of the Grant Date and __________ Tranche VI Performance Options on the fifth anniversary of the Grant Date]6). The Tranche VI Performance Options shall vest and become exercisable if and when the “Tranche VI Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche VI Performance Options first become Eligible Options, but not later than the Vesting Eligibility Expiration Date. By way of example, the _________ group of _________Tranche VI Performance Options shall vest and become exercisable if and when the Tranche VI Measurement Standard is satisfied on or following the _________ anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

For purposes of this Agreement:

“Tranche I Measurement Standard,” “Tranche II Measurement Standard,” “Tranche III Measurement Standard,” “Tranche IV Measurement Standard,” “Tranche V Measurement Standard” and “Tranche VI Measurement Standard” (each, a “Measurement Standard”) shall mean achievement of an average of the per-share closing price of a Share as reported on the principal exchange on which the Shares are listed for trading for any sixty (60) consecutive trading days commencing on or after the 60th trading day prior to the applicable anniversary of the Grant Date on which the Options become Eligible Options, and ending not later than the Vesting Eligibility Expiration Date, of (A) $[507.00]7[564.00]8 as to the Tranche I Performance Options, (B) $639.00 as to the Tranche II Performance Options, (C) $798.00 as to the Tranche III Performance Options, (D) $870.00 as to the Tranche IV Performance Options, (E) $988.00 as to
5 First alternative if the number is divisible by three, second alternative if not.
6 First alternative if the number is divisible by three, second alternative if not.
7 For executives other than those who received a five-year award in 2016.
8 For executives who received a five-year award in 2016.

the Tranche V Performance Options, and (F) $1,000.00 as to the Tranche VI Performance Options. By way of example, the Tranche I Measurement Standard for the second group of ______ Tranche I Performance Options is the achievement of an average closing price of a Share of $____ or greater for any consecutive 60-trading day period commencing on or following the 60th trading day prior to the fourth anniversary of the Grant Date, and ending not later than the sixth anniversary of the Grant Date. In the event of a Change in Capitalization (as defined in the Plan), an Extraordinary Distribution (as defined in Section 8(b)) or a Transaction (as defined in Section 9), the foregoing Measurement Standards shall be subject to such equitable adjustments as may be determined by the Committee in accordance with the Plan and in a manner no less favorable to the Optionee than those applicable to awards vesting on the basis of the Company’s stock price then held by other Company employees.

In addition, there shall be no proportionate or partial vesting in the periods prior to the applicable stock price thresholds being achieved as provided above, and all vesting shall occur only at such time as the applicable stock price thresholds have been achieved in accordance with the foregoing. Each right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, through the Exercise Expiration Date. Notwithstanding any fractional number of Shares resulting from the application of the foregoing percentages or vesting provisions below, the Option shall only be exercisable with respect to a whole number of Shares.

(b)Effect of a Change in Control.

(i)For purposes of this Agreement, the term “Change in Control” shall have the meaning set forth in the Employment Agreement for “Change in Control” (or words of like import).

(ii)Upon a Change in Control following the Grant Date, the applicable Measurement Standard as to each unvested Option (whether an Eligible Option or a Non-Eligible Option) shall be deemed satisfied if attained in connection with such Change in Control based solely on the highest price per Share paid for the Shares in such Change in Control (or the value attributable to each Share, in the case of a Change in Control that is not a stock sale) (the “Per-Share Consideration”). Unvested Options as to which the applicable Measurement Standard is deemed attained in accordance with the preceding sentence are referred to herein as “CIC Eligible Options.”

(iii)Any CIC Eligible Options which were Eligible Options at the time of the applicable Change in Control shall become vested and exercisable as of immediately prior to the consummation of the Change in Control.

(iv)Subject to the Optionee’s continued service with the Company or its Subsidiaries through the applicable vesting time specified below and Section 4(c), and provided that, following the Change in Control, the Options relate to publicly traded equity securities of either the Company or a successor, acquirer or Affiliate thereof, (A) CIC Eligible Options which were Non-Eligible Options at the time of the applicable Change in Control shall vest and become exercisable upon the date on which such Options would have first become Eligible Options had the applicable Change in Control not occurred, (B) Options that were Eligible Options at the time of the applicable Change in Control but that did not become CIC Eligible Options in connection with such Change in Control shall vest if and when the applicable Measurement Standard is satisfied on or following the Change in Control, but not later than the Vesting Eligibility Expiration Date, and (C) any Non-Eligible Options which were not CIC Eligible Options at the time of the applicable Change in Control shall become Eligible Options on the applicable anniversary of the Grant Date as set forth in Section 4(a) and shall vest if and when the applicable Measurement Standard is satisfied on or following the anniversary of the Grant Date on which such Non-Eligible Options first become Eligible Options, but not later than the Vesting Eligibility Expiration Date.

(v)If, following the Change in Control, the Options would not relate to publicly traded equity securities of either the Company or a successor, acquirer or Affiliate thereof, the CIC Eligible Options which were Non-Eligible Options at the time of the applicable Change in Control shall become vested and exercisable as of immediately prior to the consummation of the applicable Change in Control, and unless otherwise determined by the Committee at the time of a Change in Control, all unvested Options which do not become CIC Eligible Options upon such Change in Control shall be canceled and forfeited for no consideration upon such Change in Control.

(c)Certain Terminations. Notwithstanding anything to the contrary set forth in the Employment Agreement, the Plan or this Agreement, upon the termination of employment of the Optionee:

(i)for any reason, except as contemplated by Sections 4(c)(ii) or 4(c)(iii), all unvested Options shall be cancelled and forfeited as of the date of the Optionee’s termination of employment (the “Date of Termination”);

(ii)by the Company without Cause, by the Optionee for Good Reason (as defined in the Employment Agreement), or due to the Optionee’s death or Disability (as defined in the Employment Agreement), (x) on or within thirty (30) days prior to a Change in Control, all CIC Eligible Options shall immediately vest upon the Change in Control, or (y) at any time following, a Change in Control, all unvested CIC Eligible Options and any unvested Options that have met any applicable Measurement Standard based on the average of the per-share closing price of a Share as reported on the principal exchange on which the Shares are listed for trading for any sixty (60) consecutive trading days ending on the Date of Termination shall immediately vest and become exercisable; or

(iii)as a result of the Optionee’s death or Disability more than thirty (30) days prior to a Change in Control, all unvested Options that have met any applicable Measurement Standard based on the average of the per-share closing price of a Share as reported on the principal exchange on which the Shares are listed for trading for any sixty (60) consecutive trading days ending on the Date of Termination shall immediately vest and become exercisable.

(d)Examples.

(i)Termination Example. The Optionee is terminated by the Company without Cause on ________ (the Date of Termination). No Options have become Eligible Options on the Date of Termination because the Date of Termination is prior to the third anniversary of the Grant Date, and therefore no Options are vested on the Date of Termination. All Options are cancelled and forfeited upon termination of employment.

(ii)Change in Control Example. A Change in Control is completed on ________ at a Per-Share Consideration of $___ following which the Options relate to publicly traded equity securities of either the Company or a successor, acquirer or Affiliate thereof. No Options have become Eligible Options prior to the Change in Control because the Change in Control occurs prior to the third anniversary of the Grant Date, and therefore no Options are vested at the time of the Change in Control. All ________ of the Tranche I Performance Options, all _________ of the Tranche II Performance Options and all _________ of the Tranche III Performance Options become CIC Eligible Options at the time of the Change in Control. All _________ of the Tranche IV Performance Options, all _________ of the Tranche V Performance Options and all _________ of the Tranche VI Performance Options remain outstanding and eligible to become Eligible Options. If the Optionee continues to remain employed following the Change in Control, (A) each of the CIC Eligible Options shall become vested and exercisable when they would have become Eligible Options had the Change in Control not occurred (i.e., one-third (_______ or ________, as applicable) of the Options in each of the Tranches on each of the third, fourth and fifth anniversaries of the Grant Date), and (B) each of the Non-Eligible Options that did not become CIC Eligible Options shall remain eligible to become Eligible Options on the applicable anniversary of the Grant Date as set forth in Section 4(a) (i.e., one-third of the Tranche IV Performance Options, Tranche V Performance Options and Tranche VI Performance Options on each of the third anniversary (______ Tranche IV Performance Options, ______ Tranche V Performance Options and ______ Tranche VI Performance Options), fourth anniversary (______ Tranche IV Performance Options, ______ Tranche V Performance Options and ______ Tranche VI Performance Options) and fifth anniversary (______ Tranche IV Performance Options, ______ Tranche V Performance Options and ______ Tranche VI Performance Options) of the Grant Date) and eligible to vest if and when the applicable Measurement Standard (as may be adjusted by the Committee in connection with the Change in Control) is satisfied on or following the anniversary of the Grant Date on which such Options first become Eligible Options, but not later than the Vesting Eligibility Expiration Date. If the Optionee is terminated by the Company without Cause, resigns with Good Reason, or dies or becomes disabled, any remaining unvested CIC Eligible Options shall become vested and exercisable on the Date of Termination and all other Options that have not become vested shall be cancelled and forfeited.

(e)Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of all or any portion of the Option at any time and for any reason.

5.Manner of Exercise and Payment.

(a)For purposes of this Agreement, the term “Exercise and Net Shares” shall mean the exercise of an Option where, upon receipt of notice of exercise, the Company shall transfer to the Optionee the number of Shares as to which such exercise was effective, less a number of Shares having a Fair Market Value on the date of exercise equal to the sum of: (i) the full purchase price for the Shares in respect of which the Option is being exercised and (ii) Withholding Taxes due. Subject to the terms and conditions of this Agreement and the Plan, the vested portion of the Option may be exercised only through an Exercise and Net Shares transaction or in such other manner as may be permitted by the Committee in its discretion, by delivery of written notice in person, electronically or by mail to the Plan Administrator (or his or her designee). Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall: (i) deliver this Agreement to the Plan Administrator (or his or her designee) who shall endorse thereon a notation of such exercise, and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

(b)In the event the Committee permits an exercise other than an Exercise and Net Shares transaction, the notice of exercise described in Section 5(a) hereof shall be accompanied by: (a) the full purchase price for the Shares in respect of which the Option is being exercised, in cash, by check, by transferring Shares to the Company having a Fair Market Value on the date of exercise equal to the cash amount for which such Shares are substituted, or in such other manner as may be permitted by the Committee in its discretion, and (b) payment of the Withholding Taxes as provided by Section 10 of this Agreement, and in the manner as may be permitted by the Committee its discretion pursuant to Section 10 of this Agreement.

(c)Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to the terms of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

(d)Except as otherwise provided in Section 10, the Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until: (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

6.Exercisability upon Termination of Employment. If the employment of the Optionee is terminated:

(a)by the Company for Cause, the entire Option (whether or not vested) shall terminate effective immediately prior to the Optionee’s termination of employment;

(b)other than as described in the immediately following paragraphs (c) through (f) for any reason other than a termination by the Company for Cause, the portion of the Option which is vested on the Date of Termination shall continue to be exercisable in whole or in part at any time, until the earlier of (i) six (6) months after the Date of Termination and (ii) the Exercise Expiration Date;

(c)by the Company without Cause or by the Optionee with Good Reason at any time, the portion of the Option which is vested on the Date of Termination shall continue to be exercisable in whole or in part at any time, until the earlier of (i) twelve (12) months after the Date of Termination and (ii) the Exercise Expiration Date;

(d)as a result of the Optionee’s Retirement at any time, the portion of the Option which is vested on the Date of Termination shall continue to be exercisable in whole or in part at any time, until the earlier of (i) thirty-six (36) months after the Date of Termination and (ii) the Exercise Expiration Date. For purposes of this Agreement, the term “Retirement” means a termination of employment with the Company (A) after age fifty-five (55), (B) following five (5) or more Years of Service, and (C) with the sum of the employee’s age and Years of Service equaling seventy (70) or more; provided, that subsection (B) of this definition shall not apply if the employee otherwise met this definition as of the date hereof. The term “Years of Service” means the number of years that the Optionee has been continuously employed with the Company and shall include any such continuous years of service with an Affiliate or Subsidiary but only during such time as those entities have been Affiliates or Subsidiaries;

(e)as a result of the Optionee’s Enhanced Retirement at any time, the portion of the Option which is vested on the Date of Termination shall continue to be exercisable in whole or in part at any time, until the earlier of (i) sixty (60) months after the Date of Termination and (ii) the Exercise Expiration Date. For purposes of this Agreement, the term “Enhanced Retirement” means a termination of employment with the Company or a Subsidiary (A) after age sixty (60), (B) following five (5) or more Years of Service, and (C) with the sum of the employee’s age and Years of Service equaling seventy (70) or more; and

(f)as a result of the Optionee’s death or Disability at any time, the portion of the Option which is vested on the Date of Termination shall continue to be exercisable in whole or in part at any time, until the earlier of (i) eighteen (18) months after the Date of Termination and (ii) the Exercise Expiration Date.

7.Non-Transferability.

The Option shall not be transferable other than (a) by will or by the laws of descent and distribution or (b) to a Permitted Transferee. Any Permitted Transferee shall be subject to the terms of this Agreement to the same extent as the original Optionee, provided that (x) references to “Permitted Transferees” shall be understood to refer only to Permitted

Transferees of the original Optionee and (y) the original Optionee (and not the Permitted Transferee) shall remain subject to all obligations under this Agreement, including without limitation those regarding the provision of services to the Company and its Affiliates, and compliance with covenants concerning competition, solicitation, confidentiality, disparagement and similar obligations to the Company and its Affiliates. The Option shall be subject to forfeiture by the Permitted Transferee to the same extent as it is subject to forfeiture by the original Optionee had it not been transferred. During the lifetime of the Optionee (or, following transfer, the Permitted Transferee), the Option shall be exercisable only by the Optionee (or, following transfer, the Permitted Transferee).

8.Adjustments.

(a)Change in Capitalization. In the event of a Change in Capitalization (as defined in the Plan), the Committee shall make appropriate adjustments to: (i) the number and class of Shares or other stock or securities subject to the Option; or (ii) the purchase price for such Shares or other stock or securities. The Committee’s adjustment shall be made in accordance with the provisions of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

(b)Dividends and Other Distributions. If the Company (i) makes extraordinary distributions (by dividend or otherwise), (ii) grants rights to purchase securities to existing shareholders as a group, or (iii) issues securities to existing shareholders as a group (), in the case of clauses (ii) and (iii) at a price below Fair Market Value and other than pursuant to (a) any equity awards granted under the Company’s equity incentive compensation plans or (b) warrants issued with an exercise price equal to Fair Market Value on the date of grant (in each case of clauses (i), (ii) and (iii), an “Extraordinary Distribution”), then to reflect such Extraordinary Distribution, this Option shall be adjusted to retain the pre-Extraordinary Distribution aggregate “spread” by decreasing the Exercise Price per Share, in a manner which would not result in the imposition of penalty taxes on Optionee under Section 409A of the Code; provided that with respect to any vested portion of this Option, the Committee, in its sole discretion, may provide that, in lieu of such adjustment, the Optionee shall be entitled to receive the amount of, and the benefits and rights associated with, such Extraordinary Distribution in the same form and on the same terms as the Extraordinary Distribution paid or provided to the Company’s shareholders based upon the number of Shares underlying such vested portion of the Option. Any adjustment described in this Section 8(b) shall be implemented in accordance with, and to the extent permitted by, Treasury Regulation § 1.409A-1(b)(5)(v)(D). No adjustment to this Option shall be made in connection with any distribution (by dividend or otherwise) other than an Extraordinary Distribution.

9.Effect of a Merger, Consolidation or Liquidation.

Subject to the terms of the Plan and this Agreement, in the event of: (a) the liquidation or dissolution of the Company; or (b) a merger or consolidation of the Company (a “Transaction”), the Option shall continue in effect in accordance with their respective terms, except that the Committee may, in its discretion, (i) accelerate the vesting schedule with respect to the Option; (ii) cancel the Option upon the payment to the Optionee in cash of an amount that is equal to the Fair Market Value of the Shares subject to the Option or portion thereof over the aggregate exercise price for such Shares under the Option or portion thereof surrendered at the effective time of the Transaction; provided, however, that if such Transaction constitutes a Change in Control and the surviving or successor entity or affiliate thereof does not continue to have publicly traded equity securities, then all unvested Options which do not become CIC Eligible Options upon such Change in Control shall be canceled and forfeited for no consideration upon such Change in Control; or (iii) if the surviving or successor entity or any affiliate thereof continues to have publicly traded equity securities, arrange to have the surviving or successor entity assume the Option or grant replacement Options with appropriate adjustments in the Exercise Price per Share, and adjustments in the number and kind of securities issuable upon exercise or adjustments, so that the Option or its replacement represents the right to purchase or receive publicly traded equity securities of the surviving or successor entity. The treatment of any Option as provided in this Section 9 shall be conclusively presumed to be appropriate for purposes of Section 10 of the Plan.

10.Withholding of Taxes.

At such times as the Optionee recognizes taxable income in connection with the receipt of Shares hereunder (a “Taxable Event”), the Optionee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares, whereby through an Exercise and Net Shares transaction or otherwise as set forth in this Section 10. The Company shall have the right to deduct from any payment to the Optionee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election, which may be accepted or rejected in the discretion of the Company, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes. Notwithstanding the foregoing, the Company may, in its discretion, provide that the Optionee shall not be entitled to exercise his or her Option for which cash has not been provided by the Optionee with respect to the applicable Withholding Taxes.

11.Optionee Bound by the Plan.

The Optionee hereby acknowledges that the Optionee may receive a copy of the Plan upon request to the Plan Administrator and agrees to be bound by all the terms and provisions of the Plan.

12.Entire Agreement; Amendment.

This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and, except as otherwise specifically provided herein, supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. For the avoidance of doubt, the Optionee acknowledges and agrees that, notwithstanding anything to the contrary set forth in the Employment Agreement, the vesting of the Option, including, without limitation, upon a termination of the Optionee’s employment, whether or not in connection with a Change in Control, shall be governed by the terms of this Agreement. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Optionee. The Company shall give written notice to the Optionee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

13.Notices.

Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

14.No Right to Continued Employment.

Any questions as to whether and when there has been a Termination of Employment and the cause of such Termination of Employment shall be determined in the sole discretion of the Committee. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, or any Subsidiary or Affiliate of the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee’s employment or service at any time.

15.Transfer of Personal Data.

The Optionee authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Options awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Optionee.

16.Compliance with Laws.

The issuance of the Option (and the Shares acquired upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of any Securities Laws and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Option or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

17.Binding Agreement; Assignment.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee’s legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee’s heirs, executors, administrators, successors.

18.Headings.

The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19.Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20.Further Assurances.

Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

21.Severability.

The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

22.Acquired Rights.

The Optionee acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Options made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Optionee any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Optionee’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

23.Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

24.Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

25.Company Recoupment.

The Optionee’s right to the Option granted hereunder and the Shares acquired upon exercise of the Option shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy (including the Charter Communications Compensation Recovery Policy, as amended from time to time), or other agreement or arrangement with the Optionee, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

26.Incorporation By Reference; Plan Document Receipt.

This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. The Optionee hereby acknowledges receipt of a true copy of the Plan and that the Optionee has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.